Exhibit 99.1

Contact:	John Oxford	Stuart Johnson
	Vice President	Senior Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1472
	joxford@renasant.com	stuartj@renasant.com

RENASANT ANNOUNCES EARNINGS CALL AND OUTLOOK

FOR FOURTH QUARTER 2008

TUPELO, MISSISSIPPI (January 16, 2009) – Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced that it will release financial results for the fourth quarter of 2008 after the close of the market on Tuesday, January 20, 2009. The Company will host a conference call and webcast with analysts to discuss its 2008 financial results on Wednesday, January 21, 2009 at 10:00 A. M. Eastern Time (9:00 A. M. Central Time). Details regarding the conference call can be found at the end of this release.

The Company also announced that it expects to record a provision for loan losses of approximately $15 million for the fourth quarter of 2008. As a result, the 2008 full-year provision for loan losses is anticipated to be approximately $23 million. The Company expects the allowance for loan losses as a percentage of loans to be 1.38% at December 31, 2008. The increased provision for loan losses reflects deterioration identified during the fourth quarter in the Company’s residential construction and land development loan portfolio. This deterioration resulted primarily from current and anticipated ongoing economic conditions and continued stress on real estate values. Although the Company expects to report a higher than normal provision for loan losses, the additional charges will not result in a net loss for the fourth quarter of 2008.

The Company will remain above well capitalized regulatory requirements as of the end of 2008. The Company anticipates that at December 31, 2008, the Company’s Tier 1 leverage capital ratio will be approximately 8.34%, its Tier 1 risk-based capital ratio will be 10.85% and its total risk-based capital will be 12.10%.

Renasant Corporation’s 2008 earnings conference call is being webcast by Thompson/CCBN and can be heard through Renasant’s Investor Relations site at www.renasant.com. To hear the conference via telephone, dial 1-866-271-0675 in the United States and enter the participant passcode 38105700. International participants should dial 617-213-8892 and enter the participant passcode 38105700.

The web cast is also being distributed over Thompson/CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thompson/CCBN’s individual investor center at www.earnings.com or by visiting any of the investor sites in Thompson/CCBN’s Individual Investor Network. Institutional investors can access the call via Thompson/CCBN’s password-protected event management site, StreetEvents at www.streetevents.com. The conference call will be archived at these same web addresses for 90 days.

Renasant Corporation is the parent of Renasant Bank and Renasant Insurance. Renasant has assets of approximately $3.7 billion and operates 67 banking, mortgage and insurance offices in Mississippi, Tennessee and Alabama. Visit the company’s website at www.renasantbank.com for additional information.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

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